Exhibit 4.2

CLASS B

WARRANT AGREEMENT,

by and between

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

and

STOCKTRANS, INC.,

as the

WARRANT AGENT

July 1, 2009

This WARRANT AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 1, 2009, by and between PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, a Delaware corporation (the “Company”), and STOCKTRANS, INC., as warrant agent (together with any successor appointed pursuant to Section 18, the “Warrant Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Joint Plan of Reorganization of the Company and its affiliate debtors, dated as of June 12, 2009 (the “Plan”), under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended, the Company proposes to issue to holders of Group Notes Claims warrants (the “Class B Warrants”) to purchase up to 1,500,000 shares of common stock, par value $.001 per share (“Common Stock”), of the Company; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange and exercise of the Class B Warrants and the other matters provided for herein with respect to the Class B Warrants;

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

Section 1. Definitions. The following terms have meanings set forth below:

(a) “Agreement” shall have the meaning ascribed to such term in the preamble hereof.

(b) “Appropriate Officer” shall have the meaning ascribed to such term in Section 5(a) hereof.

(c) “Asset Value” shall have the meaning ascribed to such term in Section 13(c) hereof.

(d) “Beneficial Holder” shall mean any Person that holds beneficial interests in a Global Warrant Certificate.

(e) “Board” shall mean the board of directors of the Company.

(f) “Book-Entry Warrants” shall have the meaning ascribed to such term in Section 3 hereof.

(g) “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York.

(h) “Capital Stock” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible or exercisable into such capital stock or other interests.

(i) “Cash Dividend” shall have the meaning ascribed to such term in Section 13(d) hereof.

(j) “Change of Control” shall mean (i) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company, (iii) any merger, share exchange, consolidation or other business combination of the Company, if immediately after any such transaction Persons who hold more than fifty percent (50%) of the total voting power in the aggregate of the Capital Stock of the surviving entity (or the entity owning 100% of such surviving entity) normally entitled to vote in elections of directors are not Persons who, immediately prior to such transaction, held a majority of the voting power of the Capital Stock of the Company entitled to vote generally in the election of directors, or (iv) the sale or other disposition (in one transaction or a series of related transactions) by the stockholders of the Company of shares of Capital Stock of the Company representing in the aggregate more than fifty percent (50%) of the total voting power of the Company to any Person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act).

(k) “Class A Warrants” shall mean those “Class A Warrants” issued by the Company pursuant to the terms of that certain Class A Warrant Agreement, dated July 1, 2009, between the Company and the Warrant Agent named therein, as any of the same may be amended, supplemented or otherwise modified from time to time.

(l) “Class B Warrants” shall have the meaning ascribed to such term in the recitals hereof.

(m) “Common Stock” shall have the meaning ascribed to such term in the recitals hereof.

(n) “Company” shall have the meaning ascribed to such term in the preamble hereof.

(o) “CVRs” shall have the meaning ascribed to such term in the Plan.

(p) “Depositary” shall have the meaning ascribed to such term in Section 4(b) hereof.

(q) “Distributed Assets” shall have the meaning ascribed to such term in Section 13(c) hereof.

(r) “Effective Date” shall have the meaning ascribed to such term in the Plan.

(s) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(t) “Excluded Issuance” shall mean any of the following: (i) the issuance of any securities by the Company on the Effective Date pursuant to the Plan, (ii) the issuance of any shares of Common Stock or Rights pursuant to any employee benefit plan or program, incentive compensation plan or program, executive compensation agreement or directors’ compensation program, in each case approved by the Board, (iii) the issuance of any shares of Common Stock upon exercise of any of the Warrants, (iv) the issuance of any shares of Common Stock pursuant to the CVRs and (v) the issuance of any shares of Common Stock or Rights pursuant to a transaction described in Section 13(a), 13(b) or 13(c) hereof, or pursuant to a Fundamental Change Transaction.

(u) “Exercise Amount” shall have the meaning ascribed to such term in Section 8(b) hereof.

(v) “Exercise Form” shall have the meaning ascribed to such term in Section 8(b) hereof.

(w) “Exercise Price” shall mean $26.01, as adjusted from time to time in accordance with this Agreement.

(x) “Expiration Date” shall mean July 1, 2014.

(y) “Fair Market Value” shall mean, with respect to any security as of any date of determination, (i) if such security is listed or traded on a national securities exchange for at least ten (10) consecutive Trading Days immediately preceding such date of determination, the daily volume-weighted average price of such security for the ten (10) consecutive Trading Days immediately preceding such date of determination as reported by Bloomberg, L.P. (or, if no such price is reported by Bloomberg, L.P. for any particular Trading Day during such 10-Trading Day period, the daily volume-weighted average price of such security as officially reported for such Trading Day on the principal securities exchange on which such security is then listed or admitted to trading shall be used for the purposes of calculating such 10-Trading Day volume-weighted average price), or (ii) if such security is not listed or admitted to trading on any national securities exchange for at least ten (10) consecutive Trading Days immediately preceding such date of determination, the fair market value of such security as of such date of determination as reasonably determined by the Board in good faith on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts). In the event that the Fair Market Value of a share of Common Stock as of a particular date would need to be determined by the Board in accordance with clause (ii) of the immediately preceding sentence in connection with the exercise of a Class B Warrant, the Board shall make such determination as promptly as reasonably practicable following a written request therefor delivered by the holder or Beneficial Holder exercising such Class B Warrant.

(z) “Fundamental Change Transaction” shall have the meaning ascribed to such term in Section 13(f) hereof.

(aa) “Global Warrant Certificates” shall have the meaning ascribed to such term in Section 4(a) hereof.

(bb) “Group Notes Claims” shall have the meaning ascribed to such term in the Plan.

(cc) “holder” or “holders” shall mean, in respect of any Class B Warrant or any shares of Common Stock issued or issuable upon exercise of any Class B Warrant, the registered holder or registered holders thereof.

(dd) “Person” shall mean any individual, corporation (including non-profits and not-for-profits), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or other entity of any kind or nature.

(ee) “Plan” shall have the meaning ascribed to such term in the recitals hereof.

(ff) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities, assets or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities, assets or other property (whether such date is fixed by the Board or by statute, contract or otherwise).

(gg) “Rights” shall have the meaning ascribed to such term in Section 13(e) hereof.

(hh) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ii) “Trading Day” shall mean, with respect to any security, (i) if such security is listed or traded on a national securities exchange, a day on which such security is traded on the principal securities exchange on which such security is then listed or admitted to trading, or (ii) if such security is not listed or traded on a national securities exchange, a Business Day.

(jj) “Transfer Agent” shall mean, collectively, the transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company’s Capital Stock or other securities issuable upon exercise of any of the Class B Warrants.

(kk) “Warrant Agent” shall have the meaning ascribed to such term in the preamble hereof.

(ll) “Warrant Agent Office” shall mean the offices or agency maintained by the Warrant Agent in Ardmore, Pennsylvania (or at such other offices or agencies as may be designated by the Warrant Agent) for the purpose of exchanging, transferring and exercising the Class B Warrants.

(mm) “Warrant Register” shall have the meaning ascribed to such term in Section 6(c) hereof.

(nn) “Warrants” shall mean, collectively, (i) the Class A Warrants and (ii) the Class B Warrants.

(oo) “Warrant Statements” shall have the meaning ascribed to such term in Section 3 hereof.

Section 2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth in this Agreement, and the Warrant Agent hereby accepts such appointment, upon the terms and conditions hereinafter set forth in this Agreement.

Section 3. Issuance of Class B Warrants. Subject to the provisions of this Agreement and in accordance with the terms of the Plan, on the Effective Date, Class B Warrants to purchase initially up to an aggregate of 1,500,000 shares of Common Stock will be issued and delivered by the Company. On the Effective Date, the Company will deliver, or cause to be delivered, to the Depositary, one or more Global Warrant Certificates evidencing a portion of the Class B Warrants. Upon receipt by the Warrant Agent of a written order of the Company pursuant to Section 6 hereof, the remainder of the Class B Warrants shall be issued by book-entry registration on the books of the Warrant Agent (“Book-Entry Warrants”). At the request of any holder of Book-Entry Warrants, the Warrant Agent shall deliver to such holder a statement confirming such book-entry position (a “Warrant Statement”).

Section 4. Form of Class B Warrants.

(a) Subject to Section 7, the Class B Warrants shall be issued (i) via book-entry registration on the books and records of the Warrant Agent, or (ii) in the form of one or more global certificates (the “Global Warrant Certificates”), with the forms of election to exercise and of assignment printed on the reverse thereof, in substantially the form set forth in Exhibit A attached hereto. The Global Warrant Certificates and Warrant Statements may bear such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with any rules of any securities exchange, inter-dealer quotation system or regulated quotation service on which the Class B Warrants may be listed or quoted (as the case may be) or as may, consistently herewith, be determined by any Appropriate Officer.

(b) The Global Warrant Certificates shall be deposited on or after the Effective Date with the Warrant Agent and registered in the name of Cede & Co., as the nominee of The Depository Trust Company (the “Depositary”). Each Global Warrant Certificate shall represent such number of the outstanding Class B Warrants as specified therein, and each shall provide that it shall represent the aggregate amount of outstanding Class B Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Class B Warrants represented thereby may from time to time be reduced or increased, as appropriate, in accordance with the terms of this Agreement.

Section 5. Execution of Global Warrant Certificates.

(a) The Global Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Treasurer or any Assistant Treasurer (each, an “Appropriate Officer”), under its corporate seal. Each such signature upon the Global Warrant Certificates may be in the form of a facsimile signature of any such Appropriate Officer and may be imprinted or otherwise reproduced on the Global Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any Appropriate Officer. The corporate seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Global Warrant Certificates.

(b) If any Appropriate Officer who shall have signed any of the Global Warrant Certificates shall cease to be an Appropriate Officer before the Global Warrant Certificates so signed shall have been countersigned by the Warrant Agent or delivered by the Company, such Global Warrant Certificates nevertheless may be countersigned and delivered as though such Appropriate Officer had not ceased to be an Appropriate Officer, and any Global Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Global Warrant Certificate, shall be a proper Appropriate Officer to sign such Global Warrant Certificate, although at the date of the execution of this Agreement any such person was not such an Appropriate Officer.

Section 6. Registration and Countersignature.

(a) Upon receipt of a written order of the Company, the Warrant Agent shall (i) register in the Warrant Register the Book-Entry Warrants and, if requested by any holder thereof, deliver a Warrant Statement to such holder and (ii) upon receipt of the Global Warrant Certificates duly executed on behalf of the Company, either manually or by facsimile signature countersign one or more Global Warrant Certificates evidencing Class B Warrants and deliver such Global Warrant Certificates to or upon the written order of the Company. Such written order of the Company shall specifically state the number of Class B Warrants that are to be issued as Book-Entry Warrants and the number of Class B Warrants that are to be issued as a Global Warrant Certificate. A Global Warrant Certificate shall be, and shall remain, subject to the provisions of this Agreement until such time as all of the Class B Warrants evidenced thereby shall have been duly exercised or shall have expired or been canceled in accordance with the terms hereof.

(b) No Global Warrant Certificate shall be valid for any purpose, and no Class B Warrant evidenced thereby shall be exercisable, until such Global Warrant Certificate has been either manually or by facsimile signature countersigned by the Warrant Agent. Such signature by the Warrant Agent upon any Global Warrant Certificate executed by the Company shall be conclusive evidence that such Global Warrant Certificate so countersigned has been duly issued hereunder.

(c) The Warrant Agent shall keep, at an office designated for such purpose, books (the “Warrant Register”) in which, subject to such reasonable regulations as it may prescribe, it shall register the Book-Entry Warrants as well as any Global Warrant Certificates and exchanges and transfers of outstanding Class B Warrants in accordance with the procedures set forth in Section 7 of this Agreement, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of the Class B Warrants, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the holder in connection with any such exchange or registration of transfer. Notwithstanding anything in this Agreement to the contrary, the Warrant Agent shall have no obligation to take any action whatsoever with respect to an exchange or registration of transfer unless and until it is reasonably satisfied that all such payments required by the immediately preceding sentence have been made.

(d) Prior to due presentment for registration of transfer or exchange of any Class B Warrant in accordance with the procedures set forth in this Agreement, the Company and the Warrant Agent may deem and treat the registered holder of such Class B Warrant as the absolute owner of such Class B Warrant (notwithstanding any notation of ownership or other writing on a Global Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, any distribution to the holder thereof and for all other purposes, and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

Section 7. Registration of Transfers and Exchanges.

(a) Transfer and Exchange of Global Warrant Certificates or Beneficial Interests Therein. The transfer and exchange of Global Warrant Certificates or beneficial interests therein shall be effected through the Depositary, in accordance with this Agreement and the procedures of the Depositary therefor.

(b) Exchange of a Beneficial Interest in a Global Warrant Certificate for a Book-Entry Warrant.

(i) Any holder of a beneficial interest in a Global Warrant Certificate may, upon request, exchange such beneficial interest for a Book-Entry Warrant. Upon receipt by the Warrant Agent from the Depositary or its nominee of written instructions or such other form of instructions as is customary for the Depositary on behalf of any Person having a beneficial interest in a Global Warrant Certificate, and all other necessary information the Warrant Agent shall cause, in accordance with the standing instructions and procedures existing between the Depositary and Warrant Agent, the number of Class B Warrants represented by the Global Warrant Certificate to be reduced by the number of Class B Warrants to be represented by the Book-Entry Warrants to be issued in exchange for the beneficial interest of such Person in the Global Warrant Certificate and, following such reduction, the Warrant Agent shall register in the name of the holder a Book-Entry Warrant and, if requested by said holder, deliver to said holder a Warrant Statement.

(ii) Book-Entry Warrants issued in exchange for a beneficial interest in a Global Warrant Certificate pursuant to this Section 7(b) shall be registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Warrant Agent. The Warrant Agent shall deliver such Warrant Statements to the Persons in whose names such Book-Entry Warrants are so registered.

(c) Transfer of Book-Entry Warrants. When Book-Entry Warrants are presented to or deposited with the Warrant Agent with a written request to register the transfer of such Book-Entry Warrants, the Warrant Agent shall register the transfer as requested if its customary requirements for such transactions are met; provided, however, that the Warrant Agent has received a written instruction of transfer in form satisfactory to the Warrant Agent, properly completed and duly executed by the holder thereof or by his attorney, duly authorized in writing.

(d) Restrictions on Exchange or Transfer of a Book-Entry Warrant for a Beneficial Interest in a Global Warrant Certificate. A Book-Entry Warrant may not be exchanged for a beneficial interest in a Global Warrant Certificate except upon satisfaction of the requirements set forth below. Upon receipt by the Warrant Agent of appropriate instruments of transfer with respect to a Book-Entry Warrant, in form satisfactory to the Warrant Agent, together with written instructions directing the Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Warrant Certificate to reflect an increase in the number of Class B Warrants represented by the Global Warrant Certificate equal to the number of Class B Warrants represented by such Book-Entry Warrant, and all other necessary information, then the Warrant Agent shall cancel such Book-Entry Warrant on the Warrant Register and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Warrant Agent, the number of Class B Warrants represented by the Global Warrant Certificate to be increased accordingly. If no Global Warrant Certificates are then outstanding, the Company shall issue and the Warrant Agent shall either manually or by facsimile countersign a new Global Warrant Certificate representing the appropriate number of Class B Warrants.

(e) Restrictions on Transfer and Exchange of Global Warrant Certificates. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in Section 7(f)), unless and until it is exchanged in whole for a Book-Entry Warrant, a Global Warrant Certificate may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f) Book-Entry Warrants. If at any time, (i) the Depositary for the Global Warrant Certificates notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Warrant Certificates and a successor Depositary for the Global Warrant Certificates is not appointed by the Company within 90 days after delivery of such notice or (ii) the Company, in its sole discretion, notifies the Warrant Agent in writing that it elects to exclusively cause the issuance of Book-Entry Warrants under this Agreement, then the Warrant Agent, upon written instructions signed by an Appropriate Officer, and all other necessary information, shall register Book-Entry Warrants, in an aggregate number equal to the number of Class B Warrants represented by the Global Warrant Certificates, in exchange for such Global Warrant Certificates in such names and in such amounts as directed by the Depositary or, in the absence of instructions from the Depositary, by the Company.

(g) Additional Restrictions on Transfer. No Class B Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. Further, no transfer of Class B Warrants shall be permitted if, at any time following the Effective Date, (i) the Company ceases to be a reporting company under the Exchange Act, and (ii) after giving effect to such transfer, the Company would be, or would be obliged to become, a reporting company under the Exchange Act; provided, that this restriction on transfer shall only apply if a similar restriction is then applicable to the shares of Common Stock. The Company shall promptly notify the Warrant Agent if the Company ceases to be a reporting company under the Exchange Act.

(h) Cancellation of Global Warrant Certificate. At such time as all beneficial interests in Global Warrant Certificates have either been exchanged for Book-Entry Warrants, repurchased or cancelled, all Global Warrant Certificates shall be returned to, or retained and cancelled by, the Warrant Agent, upon written instructions from the Company satisfactory to the Warrant Agent.

(i) Obligations with Respect to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Warrant Certificates, if applicable, and the Warrant Agent is hereby authorized, in accordance with the provisions of Section 6 and this Section 7, to countersign such Global Warrant Certificates, if applicable, or register Book-Entry Warrants, if applicable, as required pursuant to the provisions of this Section 7 and for the purpose of any distribution of new Global Warrant Certificates contemplated by Section 10 or additional Global Warrant Certificates contemplated by Section 13.

(ii) All Book-Entry Warrants and Global Warrant Certificates issued upon any registration of transfer or exchange of Book-Entry Warrants or Global Warrant Certificates shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Book-Entry Warrants or Global Warrant Certificates surrendered upon such registration of transfer or exchange.

(iii) No service charge shall be made to a holder of Class B Warrants for any registration, transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed on the holder in connection with any such exchange or registration of transfer.

(iv) So long as the Depositary, or its nominee, is the registered owner of a Global Warrant Certificate, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Class B Warrants represented by such Global Warrant Certificate for all purposes under this Agreement. Except as provided in Section 7(b) and Section 7(f) upon the exchange of a beneficial interest in a Global Warrant Certificate for Book-Entry Warrants, Beneficial Holders will not be entitled to have any Class B Warrants registered in their names, and will under no circumstances be entitled to receive physical delivery of any such Class B Warrants and will not be considered the holder thereof under the Class B Warrants or this Agreement. Neither the Company nor the Warrant Agent, in its capacity as registrar for such Class B Warrants, will have any responsibility or liability for any aspect of the records relating to beneficial interests in a Global Warrant Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

(v) Subject to Section 7(b), Section 7(c), Section 7(d), and this Section 7(i), the Warrant Agent shall, upon receipt of all information required to be delivered hereunder, from time to time register the transfer of any outstanding Class B Warrants in the Warrant Register, upon delivery to the Warrant Agent, at its office designated for such purpose, of a properly completed form of assignment substantially in the form of Exhibit C hereto, duly signed by the holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program and, in the case of a transfer of a Global Warrant Certificate, upon surrender to the Warrant Agent of such Global Warrant Certificate, duly endorsed. Upon any such registration of transfer, a new Global Warrant Certificate or a Warrant Statement, as the case may be, shall be issued to the transferee.

(j) In the event that any purported transfer of a Class B Warrant is in violation of the provisions of this Agreement, such purported transfer shall be void and of no effect and the Warrant Agent shall not give effect to such transfer.

(k) Each Global Warrant Certificate will bear the following legend:

“THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF A CLASS B WARRANT AGREEMENT, DATED AS OF JULY 1, 2009 (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL

BECOME BOUND BY ALL OF THE PROVISIONS OF SAID WARRANT AGREEMENT. A COPY OF SAID WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.”

Section 8. Duration and Exercise of Class B Warrants.

(a) Subject to the provisions of this Agreement, each Class B Warrant shall entitle (i) in the case of the Book-Entry Warrants, the holder thereof and (ii) in the case of Class B Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, the Beneficial Holder thereof, to purchase from the Company (and the Company shall issue and sell to such holder) up to the number of fully paid and nonassessable shares of Common Stock for which such Class B Warrant is then exercisable at a price per share of Common Stock equal to the Exercise Price applicable to such Class B Warrant. The amount and kind of securities that may be purchased pursuant to the exercise of a Class B Warrant and the Exercise Price applicable to such Class B Warrant are subject to adjustment pursuant to the provisions of this Agreement.

(b) The holder of a Class B Warrant may exercise, in whole or in part, the purchase rights represented by such Class B Warrant at any time and from time to time during the period commencing on the Effective Date and terminating at 5:00 p.m., New York City time, on the Expiration Date. Any Class B Warrant, or any portion thereof, not exercised prior to 5:00 p.m., New York City time, on the Expiration Date, shall become permanently and irrevocably null and void at 5:00 p.m., New York City time, on the Expiration Date, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at such time. Subject to the provisions of the Class B Warrants and this Agreement, a holder of a Class B Warrant may exercise such holder’s right to purchase shares of Common Stock by: (x) in the case of Persons who hold Book-Entry Warrants, providing an exercise form for the election to exercise such Class B Warrant (“Exercise Form”) substantially in the form of Exhibit B-1 hereto, properly completed and duly executed by the holder thereof, and providing payment (in cash, by certified or official bank check, or by wire transfer of immediately available funds) of the Exercise Price multiplied by the number of shares of Common Stock in respect of which such Class B Warrant is being exercised (the “Exercise Amount”), to the Warrant Agent, for the account of the Company; and (y) in the case of Class B Warrants held through the book-entry facilities of the Depositary or by or through Persons that are direct participants in the Depositary, providing an Exercise Form substantially in the form of Exhibit B-2 hereto, properly completed and duly executed by the Beneficial Holder thereof, and providing payment of the Exercise Amount, to its broker. Anything in this Section 8 or in the applicable Exercise Form to the contrary notwithstanding, (i) if a holder or Beneficial Holder, as applicable, of a Class B Warrant is exercising such Class B Warrant (or any portion thereof) and intends to sell the shares of Common Stock issuable upon exercise thereof (or portion thereof) in connection with or pursuant to (x) a Change of Control or (y) an effective registration statement covering such shares of Common Stock, or (ii) if a holder or Beneficial Holder, as applicable, of a Class B Warrant is exercising such Class B Warrant (or any portion thereof) on a date when the

Fair Market Value of a share of Common Stock as of such date equals or exceeds 150% of the Exercise Price applicable to such Class B Warrant, then such holder or Beneficial Holder, as applicable, may pay all or any portion of the applicable Exercise Amount, at the option of such holder or Beneficial Holder, as applicable, by requiring the Company to deduct from the number of shares of Common Stock otherwise to be delivered to such holder or Beneficial Holder upon exercise of such Class B Warrant (or portion thereof being exercised) a number of shares of Common Stock having a value, based on the Fair Market Value of the Common Stock on the Trading Day immediately prior to the date of exercise thereof, equal to all or such portion of the Exercise Amount. Any holder or Beneficial Holder electing to exercise its Class B Warrants (or any portion thereof) pursuant to the cashless exercise provisions of this Section 8(b) shall indicate in the applicable Exercise Form such election and whether such exercise is in connection with a Change of Control, pursuant to an effective registration statement or on account of the Fair Market Value of a share of Common Stock as of the date of exercise being equal to or in excess of 150% of the Exercise Price applicable to such Class B Warrant. Such election shall be conditioned upon the applicable Change of Control being consummated, or the applicable registration statement being declared effective, or the Fair Market Value of a share of Common Stock as of the date of exercise being equal to, or in excess of, 150% of the Exercise Price, as the case may be. If any such condition applicable to an election to exercise Class B Warrants (or any portion thereof) on a cashless basis pursuant to this Section 8(b) is not met, then such exercise shall be deemed to be revoked.

(c) Upon exercise of any Class B Warrants pursuant to Section 8(b) and, if applicable, payment of the Exercise Amount, the Company shall promptly, at its expense, and in no event later than ten (10) Business Days thereafter, calculate and cause to be issued to the holder of such Class B Warrants the total number of whole shares of Common Stock for which such Class B Warrants are being exercised (as the same may be hereafter adjusted pursuant to Section 13):

(i) in the case of a Beneficial Holder who holds the Class B Warrants being exercised through the Depositary’s book-entry transfer facilities, by same-day or next-day credit to the Depositary for the account of such Beneficial Holder or for the account of a participant in the Depositary the number of shares of Common Stock to which such Person is entitled, in each case registered in such name and delivered to such account as directed in the Exercise Form by such Beneficial Holder or by the direct participant in the Depositary through which such Beneficial Holder is acting, or

(ii) in the case of a holder who holds the Class B Warrants being exercised in the form of Book-Entry Warrants, a book-entry interest in the shares of Common Stock registered on the books of the Transfer Agent or, if permitted by the Company, at the holder’s option, by delivery to the address designated by such holder on its Exercise Form of a physical certificate representing the number of shares of Common Stock to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder.

At the time of issuance, the Company shall deliver to such holder written confirmation that such shares of Common Stock have been duly issued and recorded on the books of the Company as hereinafter provided. The shares of Common Stock so issued shall be registered in the name of the holder or, subject to Section 11, such other name as shall be designated in the order delivered by the holder. Such shares shall be deemed to have been issued and any Person so designated to be named as the registered holder thereof shall be deemed to have become the holder of record of such share or shares of Common Stock as of the date of exercise of such Class B Warrants and, if applicable, payment of the Exercise Amount. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Common Stock issuable upon exercise of a Class B Warrant in the name of any Person who acquired any Class B Warrant otherwise than in accordance with this Agreement.

(d) Class B Warrants shall be exercisable, at the election of the holder or Beneficial Holder (as applicable) thereof, either as an entirety or from time to time for a portion of the number of shares of Common Stock issuable upon exercise of such Class B Warrants (as such number of shares of Common Stock may be adjusted from time to time in accordance with the terms of this Agreement). If less than all of the Class B Warrants evidenced by a Global Warrant Certificate surrendered upon the exercise of Class B Warrants are exercised at any time prior to the Expiration Date, a new Global Warrant Certificate shall be issued for the remaining number of Class B Warrants evidenced by such Global Warrant Certificate so surrendered, and the Warrant Agent is hereby authorized to countersign and deliver the required new Global Warrant Certificate pursuant to the provisions of Section 6 and this Section 8.

(e) The Warrant Agent shall account promptly to the Company with respect to Class B Warrants exercised and concurrently pay or deliver to the Company all moneys and other consideration received by it in connection with the purchase of shares of Common Stock through the exercise of Class B Warrants.

Section 9. Cancellation of Class B Warrants. If the Company or any of its subsidiaries shall purchase or otherwise acquire Class B Warrants, such Class B Warrants shall thereupon be cancelled and retired. The Warrant Agent shall cancel all Global Warrant Certificates surrendered for exchange, substitution, transfer or exercise in whole or in part. Such cancelled Global Warrant Certificates shall thereafter be disposed of in a manner satisfactory to the Company.

Section 10. Mutilated or Missing Global Warrant Certificates. If any Global Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, and the Warrant Agent shall countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Warrant Certificate or in lieu of and substitution for the Global Warrant Certificate that is lost, stolen or destroyed, a new Global Warrant Certificate of like date and tenor and representing the right to purchase an equivalent number of shares of Common Stock, but only upon receipt of evidence reasonably satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Global Warrant Certificate and, if requested by either the Company or the Warrant Agent, such indemnity therefor as is customary and reasonably satisfactory to the Company and the Warrant Agent.

Section 11. Payment of Taxes. No service charge shall be made to any holder of a Class B Warrant for any exercise, exchange or registration of transfer of Class B Warrants, and the Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon the exercise of Class B Warrants; provided, however, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Class B Warrants or any shares of Common Stock in a name other than that of the registered holder of a Class B Warrant exercising such Class B Warrant, and the Company shall not be required to issue or deliver such Class B Warrants or the shares of Common Stock unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 12. Reservation of Shares.

(a) For the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of Class B Warrants, the Company will at all times through the Expiration Date, reserve and keep available, free from preemptive rights, out of its aggregate authorized but unissued or treasury shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of all outstanding Class B Warrants, and the Transfer Agent is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Common Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent. The Warrant Agent is hereby irrevocably authorized and directed to requisition from time to time from the Transfer Agent stock certificates issuable upon exercise of outstanding Class B Warrants. The Company will supply the Transfer Agent with duly executed stock certificates for such purpose and will, upon request, provide or otherwise make available any cash which may be payable as provided in Section 14. The Company will furnish the Transfer Agent with a copy of all notices of adjustments and certificates related thereto, transmitted to the Warrant Agent and each holder pursuant to Section 15.

(b) Before taking any action that would cause an adjustment pursuant to Section 13 reducing any Exercise Price below the then par value (if any) of the shares of Common Stock issuable upon exercise of any Class B Warrants, the Company will take any reasonable corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such Exercise Price as so adjusted.

(c) The Company covenants that all shares of Common Stock issued upon exercise of the Class B Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance and holding thereof (other than any taxes, liens, charges and security interests incurred or created by the holder of the Class B Warrant or the Person to which shares of Common Stock are to be issued).

Section 13. Adjustment of Exercise Price and Number of Shares. The Exercise Price of each Class B Warrant and the number of shares of Common Stock issuable upon the exercise of each Class B Warrant shall be adjusted from time to time as set forth in this Section 13.

(a) Common Stock Dividends. In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Exercise Price for each Class B Warrant shall be decreased so that such Exercise Price shall equal the price determined by multiplying such Exercise Price in effect on the Record Date with respect to such dividend or other distribution by a fraction,

(i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date; and

(ii) the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such Record Date and (y) the total number of shares of Common Stock constituting such dividend or other distribution, such decrease to become effective immediately prior to the opening of business on the first Business Day following such Record Date. The number of shares of Common Stock issuable upon exercise of a Class B Warrant shall be correspondingly increased by dividing such number by the same fraction. If any dividend or distribution of the type described in this Section 13(a) is declared but not so paid or made, the number of shares of Common Stock issuable upon exercise of a Class B Warrant and the Exercise Price shall again be adjusted to the number of shares of Common Stock that would be issuable upon exercise of such Class B Warrant and the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

(b) Subdivisions and Combinations. In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, or combined into a smaller number of shares of Common Stock, (i) the number of shares of Common Stock to be received by a holder of a Class B Warrant upon exercise thereof shall be appropriately adjusted such that the proportion of the number of shares of Common Stock issuable upon exercise of such Class B Warrant to the total number of outstanding shares of Common Stock prior to such subdivision or combination is equal to the proportion of the number of shares of Common Stock issuable upon exercise of such Class B Warrant after such subdivision or combination to the total number of outstanding shares of Common Stock after such subdivision or combination, and (ii) the Exercise Price in effect on the day upon which such subdivision or combination becomes effective shall be proportionately decreased or increased (as applicable), such decrease or increase, as the case may be, to become effective immediately prior to the opening of business on the first Business Day following the day upon which such subdivision or combination becomes effective.

(c) Dividends of Other Securities and Assets. In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock shares of any class of Capital Stock of the Company, debt securities, assets or other property of the Company (excluding (w) any dividend or distribution paid exclusively in cash, (x) any dividend or distribution referred to in Section 13(a), (y) any distribution of Rights referred to in Section 13(e) or (z) any distribution as a result of a Fundamental Change Transaction) (any of the foregoing non-excluded distributions hereinafter in this Section 13(c) called the “Distributed Assets”), then, in each such case, the Exercise Price for each Class B Warrant shall be decreased so that such Exercise Price shall be equal to the price determined by dividing such Exercise Price in effect on the Record Date with respect to such dividend or distribution by a fraction,

(i) the numerator of which shall be the Fair Market Value of the Common Stock on such Record Date; and

(ii) the denominator of which shall be (x) the Fair Market Value of the Common Stock on the Record Date minus (y) the fair market value of the Distributed Assets applicable to one (1) share of Common Stock, as reasonably determined by the Board in good faith on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts) (the “Asset Value”), such adjustment to become effective immediately prior to the opening of business on the first Business Day following such Record Date; provided, however, that in the event the then Asset Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one (1) share of Common Stock is equal to or greater than the Fair Market Value of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the holder of a Class B Warrant shall have the right to receive upon exercise of the Class B Warrant the amount of Distributed Assets such holder would have received had the holder exercised such Class B Warrant on the Record Date. If the Exercise Price of a Class B Warrant is adjusted as hereinabove provided, the number of shares of Common Stock issuable upon exercise of such Class B Warrant shall be correspondingly increased by multiplying such number by the same fraction set forth above. In the event that such dividend or distribution is not so paid or made, the number of shares of Common Stock issuable upon exercise of a Class B Warrant and the Exercise Price shall again be adjusted to be the number of shares of Common Stock issuable upon exercise of such Class B Warrant and the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

(d) Cash Dividends. In case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock cash (a “Cash Dividend”) (excluding (x) any dividend or distribution in connection with a Fundamental Change Transaction or the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or (y) any regularly scheduled cash dividend declared and paid pursuant to a dividend policy established by the Board not to exceed in any fiscal year of the Company forty-five percent (45%) of the consolidated net income of the Company and its consolidated subsidiaries (determined in accordance with United States generally accepted accounting principles) for the immediately preceding fiscal year, then, in such case, the Exercise Price for each Class B Warrant shall be decreased so that such Exercise Price shall equal the price determined by dividing such Exercise Price in effect on the Record Date for such Cash Dividend by a fraction,

(i) the numerator of which shall be the Fair Market Value of the Common Stock on such Record Date, and

(ii) the denominator of which shall be (x) the Fair Market Value of the Common Stock on such Record Date minus (y) the amount of cash so distributed applicable to one (1) share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the first Business Day following the Record Date; provided, however, that in the event the portion of cash so distributed applicable to one (1) share of Common Stock is equal to or greater than the Fair Market Value of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of Class B Warrants shall have the right to receive upon exercise of the Class B Warrants the amount of cash such holder would have received had such holder exercised such Class B Warrants on the Record Date. If the Exercise Price of a Class B Warrant is adjusted as hereinabove provided, the number of shares of Common Stock issuable upon exercise of such Class B Warrant shall be correspondingly increased by multiplying such number by the same fraction set forth above. In the event that such dividend or distribution is not so paid or made, the number of shares of Common Stock issuable upon exercise of a Class B Warrant and the Exercise Price shall again be adjusted to be the number of shares of Common Stock issuable upon exercise of such Class B Warrant and the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

(e) Dilutive Issuances. In case the Company shall issue, sell or grant to any Person, whether directly or by assumption in a merger or otherwise (but other than any Excluded Issuance), (A) rights, warrants, options, exchangeable securities or convertible securities entitling such Person to subscribe for, purchase or otherwise acquire shares of Common Stock (each referred to herein as “Rights”) at a price per share less than the Fair Market Value of the Common Stock on the Trading Day immediately prior to such issuance, sale or grant, or (B) shares of Common Stock at a price per share less than the Fair Market Value of the Common Stock on the Trading Day immediately prior to such issuance, sale or grant, then the Exercise Price of each Class B Warrant in effect on the date of such issuance, sale or grant shall be reduced, concurrently with such issuance, sale or grant, by multiplying such Exercise Price by a fraction, of which (x) the numerator is the number of shares of Common Stock outstanding on the Trading Day immediately prior to such issuance, sale or grant plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription, purchase or acquisition pursuant to such Rights, or so issued, would purchase at the Fair Market Value on the Trading Day immediately prior to the date of such issuance, sale or grant, and (y) the denominator shall be the number of shares of Common Stock outstanding on the Trading Day immediately prior to the date of such issuance, sale or grant plus the number of shares of Common Stock so offered for subscription, purchase or acquisition pursuant to such Rights, or so issued; provided, however, that in the case of any Rights issued or granted to all holders of Common Stock that expire by their terms not more than 60 days after the date of issue or grant thereof, no adjustment of the Exercise Price of the Class B Warrants shall be made until the expiration or exercise of all such Rights whereupon such adjustment shall be made in the manner provided in this Section 13(e); provided, further, that no adjustment under Section 13 shall be made in connection with a distribution of “poison pill” rights pursuant to a shareholder rights plan so long as the Company shall, in lieu of making any adjustment pursuant to this Section 13, make proper provision so that each holder who exercises a Class B Warrant after the record date for such distribution and prior to the expiration or redemption of all such rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, such number of rights that would have been issued on account of such shares of Common Stock if such shares had been outstanding at the time such rights were distributed. If the Exercise Price of a Class B Warrant is adjusted as hereinabove provided, the number of shares of Common Stock issuable upon exercise of such Class B Warrant shall be correspondingly increased by dividing it by the same fraction. If any such Rights are not exercised prior to the expiration thereof, the Exercise Price of a Class B Warrant and the number of shares of Common Stock issuable upon exercise of such Class B Warrant shall be immediately readjusted, effective as of the date such Rights expire, to the Exercise Price and the number of shares of Common Stock issuable upon exercise of such Class B Warrant that would have been in effect if the unexercised Rights had never been issued, sold or granted. Such adjustment shall be made successively whenever any such event shall occur. For the purposes of this paragraph, the aggregate of the offering price received or to be received by the Company shall include the maximum aggregate amount (if any) payable upon exercise or conversion of such Rights. The value of any consideration received or to be received by the Company, if other than cash, shall be reasonably determined by the Board in good faith on the basis of such information as it considers appropriate (without regard to any illiquidity or minority discounts). For purposes of determining the price at which the Rights or Common Stock in clause (A) or

(B) above are issued, any customary underwriting discounts and commissions, liquidity discounts (reasonably determined in good faith by the Board), placement fees or other similar expenses incurred by the Company in connection with such issuance shall not be taken into account.

(f) Fundamental Change Transaction. If any transaction or event (including, but not limited to, any merger, consolidation or other business combination, sale of assets, tender or exchange offer, reorganization, reclassification, compulsory share exchange or liquidation, but excluding stock dividends, subdivisions or combinations to which Sections 13(a) and 13(b) apply) occurs in which all or substantially all of the outstanding Common Stock is converted into, exchanged for, or the holders thereof are otherwise entitled to receive on account thereof stock, other securities, cash or assets (each, a “Fundamental Change Transaction”), the holder of each Class B Warrant outstanding immediately prior to the occurrence of such Fundamental Change Transaction shall have the right upon any subsequent exercise of all or any portion of such Class B Warrant (and payment of the Exercise Price) to receive (but only out of legally available funds, to the extent required by applicable law) the kind and amount of stock, other securities, cash and/or assets that such holder would have received if such Class B Warrant (or portion thereof being exercised) had been exercised pursuant to the terms hereof immediately prior to such Fundamental Change Transaction (assuming such holder failed to exercise his rights of election, if any, as to the kind or amount of stock, securities, cash, assets or other property receivable upon such Fundamental Change Transaction). The Company will not effect any Fundamental Change Transaction unless prior to the consummation thereof the successor Person (if other than the Company) or purchasing Person shall assume by written instrument the obligation to deliver to each holder of Class B Warrants such shares of stock, securities, cash or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase. Any such agreement executed by such successor Person shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 13. The provisions of this Section 13(f) shall similarly apply to successive Fundamental Change Transactions.

(g) Calculations. All calculations under this Section 13 shall be made by the Company and shall be made to the nearest cent, with one half-cent being rounded upward. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company. No adjustment need be made for:

(i) Excluded Issuances;

(ii) a change in the par value of the Common Stock; or

(iii) any event for which an adjustment has already been provided under any subsection of this Section 13; provided, however, that if any event occurs that would result in an adjustment under more than one subsection of this Section 13, the subsection that results in the most favorable adjustment to the holders of Class B Warrants shall control.

To the extent the Class B Warrants become exercisable into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

(h) De Minimis Adjustments. No adjustment under this Section 13 shall be made unless such adjustment would require a cumulative increase or decrease of at least 1% in the Exercise Price for a Class B Warrant (it being agreed that there shall be no adjustment to the number of shares of Common Stock issuable upon exercise of a Class B Warrant if there is no adjustment to the Exercise Price as a result of this Section 13(h)); provided, however, that any adjustments which by reason of this Section 13(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(i) Form of Class B Warrant After Adjustment. The form of the Global Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number of shares of Common Stock issuable upon exercise of the Class B Warrants, and Class B Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in Class B Warrants, as initially issued.

Section 14. Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Class B Warrants. If more than one Class B Warrant shall be presented for exercise at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock purchasable on exercise of all Class B Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 14, be issuable on the exercise of any Class B Warrants (or specified portion thereof), in lieu of issuing such fraction of a share, the Company shall, at its sole option, (x) round up such fraction to the nearest whole number of shares of Common Stock or (y) concurrently pay or provide to the Warrant Agent for payment to the holder of the Class B Warrant an amount in cash equal to the product of (a) such fraction of a share of Common Stock and (b) the Fair Market Value of a share of Common Stock as of the day the Class B Warrant was presented for exercise.

Section 15. Notices to Warrantholders. Upon any adjustment of the number of shares of Common Stock purchasable upon exercise of any Class B Warrant or the Exercise Price of any Class B Warrant, including any adjustment pursuant to Section 13, the Company, within twenty (20) calendar days thereafter, shall (i) prepare and deliver, or cause to be prepared and delivered, to the Warrant Agent a certificate signed by an Appropriate Officer setting forth the event giving rise to such adjustment, such Exercise Price and the number of shares of Common Stock purchasable upon exercise of such Class B Warrant after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the holders of Class B Warrants at such holder’s address appearing on the Warrant Register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 15.

In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities or property, or to receive any other right; or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the Capital Stock of the Company or any transfer of all or substantially all the assets of the Company to, or any consolidation or merger of the Company with or into, any other Person; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d) any proposed issue or grant by the Company of any shares of Capital Stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of Capital Stock of any class or any other securities, in each case if such issuance or grant is reasonably likely to be at a price below the Fair Market Value of the applicable securities, then, and in each such event, the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the holders of the Class B Warrants at such holder’s address appearing on the Warrant Register, by first-class mail, post prepaid, specifying as applicable (x) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (y) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (z) the amount and character of any Capital Stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the Persons or class of Persons to whom such proposed issue or grant is to be offered or made. Such notice shall be delivered by the Company as set forth above as soon as reasonably practicable prior to the date specified in such notice on which any such action is to be taken; provided, however, that in no event shall the Company be required to deliver such notice (x) more than ten (10) Business Days prior to such specified date or (y) prior to the time the Company publicly discloses or is required by law (if required by law) to publicly disclose such event. Failure to give such notice shall not affect the validity of any action taken in connection with such proposed event.

Section 16. Merger, Consolidation or Change of Name of Warrant Agent.

(a) Any Person into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. If at the time such successor to the Warrant Agent shall succeed under this Agreement, any of the Global Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and if at that time any of the Global Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Global Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

(b) If at any time the name of the Warrant Agent shall be changed and at such time any of the Global Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name; and if at that time any of the Global Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Global Warrant Certificates either in its prior name or in its changed name; and in all such cases such Global Warrant Certificates shall have the full force provided in the Global Warrant Certificates and in this Agreement.

Section 17. Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Class B Warrants, by their acceptance thereof, shall be bound:

(a) The statements contained herein and in the Global Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the accuracy of any of such statements except such as describe the Warrant Agent or action taken or to be taken by it. Except as herein otherwise provided, the Warrant Agent assumes no responsibility with respect to the execution, delivery or distribution of the Global Warrant Certificates.

(b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Global Warrant Certificates to be complied with by the Company nor shall it at any time be under any duty or responsibility to any holder of a Class B Warrant to make or cause to be made any adjustment in any Exercise Price or in the number of shares of Common Stock issuable upon exercise of any Class B Warrant (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

(c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or any holder of any Class B Warrant in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

(d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Class B Warrant for any action taken in reliance on any statement, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been made, signed, sent or presented by the proper party or parties.

(e) The Company agrees to pay to the Warrant Agent the fees set forth in Schedule A attached hereto for all services rendered by the Warrant Agent under this Agreement and to reimburse the Warrant Agent upon demand for all reasonable expenses incurred by the Warrant Agent in the performance of its duties under this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including the cost of defending itself against any claims or charges, and including judgments, costs and reasonable counsel fees and expenses, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement except as a result of its gross negligence, bad faith or willful misconduct. The Company shall not be responsible for any settlement made without its written consent.

(f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense or liability unless the Company or one or more registered holders of Class B Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs or expenses which may be incurred. All rights of action under this Agreement or under any of the Class B Warrants may be enforced by the Warrant Agent without the possession of any of the Global Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery or judgment shall be for the ratable benefit of the registered holders of the Class B Warrants, as their respective rights or interests may appear.

(g) The Warrant Agent, and any stockholder, affiliate, director, officer or employee thereof, may buy, sell or deal in any of the Class B Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though they were not the Warrant Agent under this Agreement, or a stockholder director, officer or employee of the Warrant Agent, as the case may be. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence, bad faith or willful misconduct.

(i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as any may be reasonably required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

(j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Global Warrant Certificate (except its countersignature thereof), nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the shares of Common Stock to be issued upon exercise of any Class B Warrant or as to whether such shares of Common Stock will when issued be validly issued, fully paid and nonassessable or as to any Exercise Price or the number of shares of Common Stock issuable upon exercise of any Class B Warrant.

(k) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer,

the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officers of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

Section 18. Change of Warrant Agent. If the Warrant Agent shall resign (such resignation to become effective not earlier than sixty (60) days after the giving of written notice thereof to the Company and the registered holders of Class B Warrants), or shall be adjudged a bankrupt or an insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property or affairs or shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay or meet its debts generally as they become due, or if an order of any court shall be entered approving any petition filed against the Warrant Agent under the provisions of bankruptcy laws or any similar legislation, or if a receiver, trustee or other similar official of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation, protection, relief, winding up or liquidation, or shall become incapable of acting as Warrant Agent or if the Board shall by resolution remove the Warrant Agent (such removal to become effective not earlier than thirty (30) days after the filing of a certified copy of such resolution with the Warrant Agent and the giving of written notice of such removal to the registered holders of Class B Warrants), the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after such removal or after it has been so notified in writing of such resignation or incapacity by the Warrant Agent or by the registered holder of a Class B Warrant (in the case of incapacity), then the registered holder of any Class B Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company, in good standing, incorporated under the laws of any state or of the United States of America. As soon as practicable after appointment of the successor Warrant Agent, the Company shall cause written notice of the change in the Warrant Agent to be given to each of the registered holders of the Class B Warrants at such holder’s address appearing on the Warrant Register. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed. The former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18 or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor Warrant Agent, as the case may be.

Section 19. Warrantholder Not Deemed a Stockholder; Information Rights. Nothing contained in this Agreement or in any of the Global Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to receive dividends or to consent or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

Section 20. Notices to Company and Warrant Agent. All notices, requests or demands authorized by this Agreement to be given or made by the Warrant Agent or by any registered holder of any Class B Warrant to or on the Company to be effective shall be in writing (including by facsimile), and shall be deemed to have been duly given or made when delivered by hand, or two (2) Business Days after being delivered to a recognized courier (whose stated terms of delivery are two (2) Business Days or less to the destination of such notice), or five (5) days after being deposited in the mail, first class and postage prepaid or, in the case of facsimile notice, when received, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Primus Telecommunications Group, Incorporated

7901 Jones Branch Drive, Suite 900

McLean, Virginia 22102

Attention: John F. DePodesta

Facsimile: (703) 902-2814

If the Company shall fail to maintain such office or agency or shall fail to give such notice of any change in the location thereof, presentation may be made and notices and demands may be served at the principal office of the Warrant Agent.

Any notice pursuant to this Agreement to be given by the Company or by any registered holder of any Class B Warrant to or on the Warrant Agent shall be sufficiently given if sent in the same manner as notices, requests or demands are to be given or made to or on the Company (as set forth above) addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

StockTrans, Inc.

44 West Lancaster Avenue

Ardmore, Pennsylvania 19003

Attention: Robert J. Winterle

Facsimile: (610) 649-7302

The Warrant Agent maintains a Warrant Agent Office at 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

Section 21. Supplements and Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement (a) without the approval of any holders of Class B Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the

Company and the Warrant Agent may deem necessary or desirable and that shall not adversely affect, alter or change the interests of the holders of the Class B Warrants; (b) with the prior written consent of holders of the Class B Warrants (excluding Class B Warrants held by the Company or any of its controlled affiliates) exercisable for a majority of the shares of Common Stock then issuable upon exercise of all Class B Warrants (excluding Class B Warrants held by the Company or any of its controlled affiliates) then outstanding; provided that each amendment or supplement that decreases the Warrant Agent’s rights or increases its duties and responsibilities hereunder shall also require the prior written consent of the Warrant Agent or (c) with the prior written consent of each holder of the Class B Warrants adversely affected, in the case of any amendment pursuant to which any Exercise Price would be increased or the number of shares of Common Stock issuable upon exercise of any Class B Warrant would be decreased.

Section 22. Successors. Subject to Section 7, all the covenants and provisions of this Agreement by or for the benefit of the Company, the Warrant Agent or the holders of Class B Warrants shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 23. Termination. This Agreement shall terminate on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Class B Warrants have been exercised. The provisions of Section 17 shall survive such termination. Termination of this Agreement shall not relieve the Company of any of its obligations arising prior to the date of such termination.

Section 24. Governing Law. This Agreement and each Class B Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York (without giving effect to the conflict of laws provisions thereof) and for all purposes shall be construed in accordance with the laws of such State.

Section 25. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of the Class B Warrants any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Class B Warrants.

Section 26. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or portable document format (PDF) signatures) and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

Section 27. Headings. The headings of sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and in no way modify or restrict any of the terms or provisions hereof.

Section 28. Entire Agreement. This Agreement and the Global Warrant Certificates constitute the entire agreement of the Company, the Warrant Agent and the registered holders of the Class B Warrants with respect to the subject matter hereof and supercedes all prior agreements and undertakings, both written and oral, among the Company, the Warrant Agent and the registered holders of the Class B Warrants with respect to the subject matter hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:	/s/ John F. DePodesta
Name:	John F. DePodesta
Title:	Executive Vice President

ATTEST:

/s/ Kari Kowalski

STOCKTRANS, INC.

By:	/s/ Robert Winterle
Name:	Robert J. Winterle
Title:	Vice President

ATTEST:

/s/ Angela Lamb

EXHIBIT A to
WARRANT AGREEMENT

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2014

This Global Warrant Certificate is held by The Depository Trust Company (the “Depositary”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be exchanged in whole but not in part pursuant to Section 7(a) of the Warrant Agreement, (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 7(h) of the Warrant Agreement and (iii) this Global Warrant Certificate may be transferred to a successor Depositary with the prior written consent of the Company.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depositary to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Warrant Certificate shall be limited to transfers in whole, but not in part, to nominees of the Depositary or to a successor thereof or such successor’s nominee, and transfers of portions of this Global Warrant Certificate shall be limited to transfers made in accordance with the restrictions set forth in Section 7 of the Warrant Agreement.

No registration or transfer of the securities issuable pursuant to the Class B Warrant will be recorded on the books of the Company until these provisions have been complied with.

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF A CLASS B WARRANT AGREEMENT, DATED AS OF JULY 1, 2009 (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL OF THE PROVISIONS OF SAID WARRANT AGREEMENT. A COPY OF SAID WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M., NEW YORK CITY TIME, ON JULY 1, 2014

No.	WARRANT TO PURCHASE
SHARES OF COMMON STOCK

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

WARRANT TO PURCHASE COMMON STOCK

CUSP # 741929 15 2

DISTRIBUTION DATE: JULY 1, 2009

This Global Warrant Certificate certifies that                     , or registered assigns, is the registered holder of a Class B Warrant (the “Warrant”) of PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED, a Delaware corporation (the “Company”), to purchase the number of shares of common stock, par value $.001 per share (the “Common Stock”), of the Company set forth above. This Warrant expires on July 1, 2014 and entitles the holder to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock set forth above at a price per share of Common Stock equal to $26.01 (as adjusted from time to time in accordance with the terms of the Warrant Agreement, the “Exercise Price”). The Exercise Price and the number of shares of Common Stock purchasable upon exercise of this Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Global Warrant Certificate to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

Dated:

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

By:
Name:
Title:

[Corporate Seal of Primus Telecommunications Group, Incorporated]

ATTEST:

By:

Countersigned:

STOCKTRANS, INC.,

AS WARRANT AGENT

By:
Name:
Title:

Address of Registered Holder for Notices (until changed in accordance with this Warrant):

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

FORM OF REVERSE OF WARRANT

The Warrant evidenced by this Global Warrant Certificate is a part of a duly authorized issue of Warrants to purchase                      shares of Common Stock issued pursuant to that the Warrant Agreement, a copy of which may be inspected at the Warrant Agent’s office designated for such purpose. The Warrant Agreement hereby is incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of the Class B Warrants. All capitalized terms used on the face of this Warrant herein but not defined that are defined in the Warrant Agreement shall have the meanings assigned to them therein.

Upon due presentment for registration of transfer of the Warrant at the office of the Warrant Agent designated for such purpose, a new Global Warrant Certificate or Global Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Global Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other charge.

Subject to Section 14 of the Warrant Agreement, the Company shall not be required to issue fractions of shares of Common Stock or any certificates that evidence fractional shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws.

This Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

EXHIBIT B-1 to
WARRANT AGREEMENT

EXERCISE FORM FOR REGISTERED HOLDERS

HOLDING BOOK-ENTRY WARRANTS

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably [(subject to the proviso set forth below)] elects to exercise the right, represented by the Book-Entry Warrants, to purchase shares of Common Stock and (check one or both):

herewith tenders payment for              of the shares of Common Stock to the order of Primus Telecommunications Group, Incorporated in the amount of $             in accordance with the terms of the Warrant Agreement and this Warrant; and/or

herewith tenders this Warrant for              shares of Common Stock pursuant to the cashless exercise provisions of Section 8(b) of the Warrant Agreement [in connection with a Change of Control] [pursuant to an effective registration statement] [on account of the Fair Market Value of a share of Common Stock as of the date of this exercise being equal to, or in excess of, 150% of the Exercise Price of this Warrant]. This exercise and election shall be immediately effective or shall be effective as of 5:00 p.m., New York time, on            , 20    ; provided, however, that in the event that [the Change of Control shall not be consummated] [the registration statement shall not be declared effective] [the Fair Market Value of a share of Common Stock as of the date of this exercise shall not be equal to, or in excess of, 150% of the Exercise Price of this Warrant], then this exercise shall be deemed to be revoked.

The undersigned requests that [a statement representing] the shares of Common Stock be delivered as follows:

Name

Address

Delivery Address (if different)

If said number of shares shall not be all the shares purchasable under the within Warrant Statement, the undersigned requests that a new Book-Entry Warrant representing the balance of such Warrants shall be registered as follows:

Name

Address

Delivery Address (if different)

Signature

Social Security or Other Taxpayer Identification Number of Holder

Note: If the statement representing the shares of Common Stock or any Book-Entry Warrants representing Warrants not exercised is to be registered in a name other than that in which the Book-Entry Warrants are registered, the signature of the holder hereof must be guaranteed.

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

Countersigned:
Dated: , 20

StockTrans, Inc., as Warrant Agent

Signature
Authorized Signatory

EXHIBIT B-2 to
WARRANT AGREEMENT

EXERCISE FORM FOR BENEFICIAL HOLDERS

HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT

IN THE DEPOSITORY TRUST COMPANY

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably [(subject to the first proviso set forth below)] elects to exercise the right, represented by              Warrants held for its benefit through the book-entry facilities of Depository Trust Company (the “Depositary”), to purchase Common Stock and (check one or both):

herewith tenders payment for              of the Common Stock to the order of Primus Telecommunications Group, Incorporated in the amount of $             in accordance with the terms of the Warrant Agreement and this Warrant; and/or

herewith tenders this Warrant for              shares of Common Stock pursuant to the cashless exercise provisions of Section 8(b) of the Warrant Agreement [in connection with a Change of Control] [pursuant to an effective registration statement] [on account of the Fair Market Value of a share of Common Stock as of the date of this exercise being equal to, or in excess of, 150% of the Exercise Price of this Warrant]. This exercise and election shall be immediately effective or shall be effective as of 5:00 p.m., New York time, on             , 20    ; provided, however, that in the event that [the Change of Control shall not be consummated] [the registration statement shall not be declared effective] [the Fair Market Value of a share of Common Stock as of the date of this exercise shall not be equal to, or in excess of, 150% of the Exercise Price of this Warrant], then this exercise shall be deemed to be revoked.

The undersigned requests that the shares of Common Stock issuable upon exercise of the Warrants be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depositary or its nominee.

Dated:

NOTE: THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU (THROUGH THE CLEARING SYSTEM) OF (1) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITARY TO WHICH YOU MUST DELIVER YOUR WARRANTS ON THE EXERCISE DATE AND (2) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED. NAME OF DIRECT PARTICIPANT IN THE DEPOSITARY:

(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

ADDRESS:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT FROM WHICH WARRANTS ARE BEING DELIVERED:

DEPOSITARY ACCOUNT NO.:

WARRANT EXERCISE NOTICES WILL ONLY BE VALID IF DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH IN THIS NOTIFICATION (OR AS OTHERWISE DIRECTED), MARKED TO THE ATTENTION OF “WARRANT EXERCISE”. WARRANT HOLDER DELIVERING WARRANTS, IF OTHER THAN THE DIRECT DEPOSITARY PARTICIPANT DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

ACCOUNT TO WHICH THE SHARES OF COMMON STOCK ARE TO BE CREDITED:

DEPOSITARY ACCOUNT NO.

FILL IN FOR DELIVERY OF THE COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

NAME:
(PLEASE PRINT)

ADDRESS:

CONTACT NAME:

TELEPHONE (INCLUDING INTERNATIONAL CODE):

FAX (INCLUDING INTERNATIONAL CODE):

SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER (IF APPLICABLE):

NUMBER OF WARRANTS BEING EXERCISED: (ONLY ONE EXERCISE PER WARRANT EXERCISE NOTICE)

Signature:

Name:

Capacity in which Signing:

SIGNATURE GUARANTEED BY:

Signatures must be guaranteed by a participant in the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program.

EXHIBIT C to
WARRANT AGREEMENT

FORM OF ASSIGNMENT

(To be executed only upon assignment of Warrant)

For value received,                                          hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such Warrant to purchase number of shares of Common Stock listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the holder of Class B Warrants under the within Warrant, and does hereby irrevocably constitute and appoint                                          attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of shares of Common Stock set forth below, with full power of substitution in the premises:

Name(s) of Assignee(s)	Address	No. of Shares of Common Stock

And if said number of shares of Common Stock shall not be all the shares of Common Stock represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares of Common Stock registered by said Warrant.

Dated: , 20	Signature
Note: The above signature should correspond exactly with the name on the face of this Warrant